UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 375-2227

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the GEM Agreement (as defined in Item 2.01 of this report) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of Merger

On April 1, 2020, Sonnet BioTherapeutics Holdings, Inc., formerly known as Chanticleer Holdings, Inc. (the “Company”), completed its business combination with Sonnet BioTherapeutics, Inc., a New Jersey corporation (“Sonnet Sub”), in accordance with the terms of the Agreement and Plan of Merger, dated as of October 10, 2019 (the “Merger Agreement”), by and among the Company, Sonnet Sub and Biosub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as amended by Amendment No. 1 thereto made and entered into as of February 7, 2020 (the “First Amendment”) (the Merger Agreement, as amended by the First Amendment, the “Amended Merger Agreement”), pursuant to which Merger Sub merged with and into Sonnet Sub, with Sonnet Sub surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with, and immediately prior to the completion of, the Merger, the Company effected a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-26 (the “Reverse Stock Split”). Immediately after completion of the Merger, the Company changed its name to “Sonnet BioTherapeutics Holdings, Inc.,” focused on advancing Sonnet Sub’s pipeline of oncology candidates and the strategic expansion of Sonnet Sub’s technology platform into other human diseases. Additionally, as part of the transaction, on April 1, 2020, the Company spun-off its restaurant operations into a newly-created wholly-owned subsidiary, Amergent Hospitality Group, Inc. (the “Spin-Off Entity” or “Amergent”), the equity of which was distributed out to the stockholders of the Company as of the close of business on March 26, 2020.

Under the terms of the Amended Merger Agreement, the Company issued shares of Common Stock to Sonnet Sub’s stockholders. The Company also assumed all outstanding and unexercised warrants to purchase shares of Sonnet Sub’s common stock, and in connection with the Merger they were converted into warrants (the “Converted Warrants”) to purchase Common Stock, with the number of shares subject to such warrants, and the exercise price, being appropriately adjusted to reflect the Exchange Ratio (as defined below). As a result, immediately following the Merger, there were outstanding Converted Warrants to purchase an aggregate of approximately 106,000 shares of Common Stock, all with terms of three years from their respective dates of issuance, between October 2019 and February 2020, and with an exercise price of $29.32 per share.

Immediately after the Merger, there were approximately 9.2 million shares of Common Stock outstanding (including 1.1 million Converted Additional Shares (as defined in Item 8.01 of this report) being held in escrow). Under the terms of the Merger Agreement, the former stockholders and warrant holders of Sonnet Sub (including the Investors, as defined in Item 8.01 of this report) owned, or held rights to acquire, in the aggregate approximately 92% of the fully-diluted Common Stock, which for these purposes is defined as the outstanding Common Stock, plus outstanding warrants of the Company (the “Fully-Diluted Common Stock”), with the Company’s stockholders and warrant holders immediately prior to the Merger owning, or holding rights to acquire, approximately 6% of the Fully-Diluted Common Stock, and at the closing of the Merger, the Company issued to the Spin-Off Entity a warrant (the “Spin-Off Entity Warrant”) to purchase 186,161 shares of Common Stock, which is approximately 2% of the number of shares of issued and outstanding Common Stock immediately after the effective time of the Merger (the “Effective Time”). The number of shares of Common Stock issued to Sonnet Sub’s stockholders for each share of Sonnet Sub’s common stock outstanding immediately prior to the Merger (or becoming issuable under a Converted Warrant) was calculated using an exchange ratio (the “Exchange Ratio”) of approximately 0.106572 shares of Common Stock for each share of Sonnet Sub common stock. The Exchange Ratio was derived by dividing the Fully-Diluted Common Stock of the Company of approximately 571,000 (post-split) immediately prior to the Merger by the 6% Company allocation set forth above, multiplying such quotient by the 92% Sonnet Sub allocation, and then dividing the result by the Fully-Diluted Common Stock of Sonnet Sub of approximately 82.2 million immediately prior to the Merger (which amount includes the Sonnet Sub common stock issued in the Pre-Merger Financing (as defined in Item 8.01 of this report) and to Relief Holding (as defined below), in each case prior to the Merger).

The Spin-Off Entity Warrant is a five-year warrant, has an exercise price of $0.01 per share and is not exercisable for 180 days following the Effective Time. The shares of Common Stock issued to the former stockholders of Sonnet Sub (including the Investors), and the shares of Common Stock issuable upon the exercise of Converted Warrants, were registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-235301), as amended (the “Registration Statement”).

The Common Stock listed on the Nasdaq Capital Market, previously trading through the close of business on April 1, 2020 under the ticker symbol “BURG,” commenced trading on the Nasdaq Capital Market, on a post-Reverse Stock Split basis, under the ticker symbol “SONN” on April 2, 2020. The Common Stock has a new CUSIP number, 83548R105.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2019 and the full text of the First Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2020, each of which is incorporated herein by reference.

The foregoing description of the Converted Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Converted Warrant, which will be filed as an exhibit with the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2020.

Closing of Relief Transaction

In connection with and prior to the Merger and as previously announced, on April 1, 2020, Sonnet Sub completed its acquisition of the global development rights for Atexakin Alfa (low dose formulation of Interleukin-6, IL-6, now “SON-080”) from Relief Therapeutics Holding SA (“Relief Holding”) through its acquisition of Relief Holding’s wholly-owned subsidiary, Relief Therapeutics SA (“Relief”), in exchange for the issuance to Relief Holding of shares of Sonnet Sub common stock that converted into an aggregate of 757,933 shares of Common Stock in the Merger.

Spin-Off of Restaurant Operations

In connection with the Merger, on April 1, 2020, the Company completed the spin-off through the contribution and transfer (the “Contribution”) to Amergent of all of the assets and liabilities relating to the Company’s restaurant business conducted prior to the Merger. Previously, on March 16, 2020, the Company’s Board of Directors (the “Board”) declared a dividend with respect to the shares of Common Stock outstanding at the close of business on March 26, 2020 of one share of the Amergent common stock for each outstanding share of Common Stock. Such dividend, which together with the Contribution is referred to as the “Spin-Off,” was paid on April 1, 2020.

GEM Agreement

In connection with the Merger, the Company assumed the rights and obligations under the GEM Agreement (as defined below).

Sonnet Sub (as defined below) entered into a Common Stock Purchase Agreement with GEM Global Yield Fund LLC SCS (“GEM”) on August 6, 2019 (the “Purchase Agreement”). The Purchase Agreement was amended on September 25, 2019 by an Amendment to Common Stock Purchase Agreement (the “2019 GEM Amendment”), and subsequently amended again on February 7, 2020 (the “2020 GEM Amendment” and, together with the Purchase Agreement and the 2019 GEM Amendment, the “GEM Agreement”). Pursuant to the GEM Agreement, GEM has agreed to purchase up to $20,000,000 (the “Aggregate Limit”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) over a three-year period commencing on the date the Purchase Agreement was executed (the “Investment Period”); provided that during any period when the Company’s public float is less than $75,000,000, the Aggregate Limit will instead be equal to one-third of the amount of the Company’s public float over any consecutive 12-month period. Under the GEM Agreement, during the Investment Period, the Company may, by delivering a Draw Down Notice (as defined in the GEM Agreement) direct GEM to purchase shares of Common Stock in an amount up to 400% of the average daily trading volume for the ten (10) trading days immediately preceding the date the Draw Down Notice is delivered. GEM is not obligated to purchase any shares Common Stock which would result in GEM beneficially owning, directly or indirectly, at the time of the proposed issuance, more than 4.99% of the shares of Common Stock issued and outstanding. GEM will pay a purchase price per share equal to 90% of the average market closing price of the Common Stock during the ten consecutive trading days commencing with the first trading day on which a Draw Down Notice is delivered (the “Draw Down Pricing Period”).

GEM represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), and the Company will rely upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder when issuing shares of Common Stock under the GEM Agreement. The Company has agreed to file a Registration Statement with the Securities and Exchange Commission (the “SEC”) to register the shares of Common Stock to be issued to GEM pursuant to the GEM Agreement. The GEM Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the GEM Agreement at any time, at no cost or penalty. Unless the Company informs GEM of an event resulting in a Materially Adverse Effect or Material Change in Ownership (all defined in the GEM Agreement) GEM does not have the right to terminate the GEM Agreement.

The foregoing descriptions of the Purchase Agreement, the 2019 GEM Amendment and the 2020 GEM Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the 2019 GEM Amendment and the 2020 GEM Amendment, respectively, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under “Completion of Merger” in Item 2.01 of this Current Report on Form 8-K with respect to the Spin-Off Entity Warrant is incorporated by reference into this Item 3.02.

The Spin-Off Entity Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and is instead being issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing description of the Spin-Off Entity Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of the Spin-Off Entity Warrant, which is filed herewith as Exhibit 4.1, and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

As previously disclosed, at a special meeting of the Company’s stockholders held on March 18, 2020 (the “Special Meeting”), in addition to approving the issuance of Common Stock pursuant to the Merger, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split and approved an amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 125,000,000 shares (the “Authorized Share Increase”).

In addition, the Company’s Board of Directors (the “Board”) authorized an amendment to the Certificate of Incorporation to change the corporate name of the Company from “Chanticleer Holdings, Inc.” to “Sonnet BioTherapeutics Holdings, Inc.” (the “Name Change”).

Reverse Stock Split

On April 1, 2020, immediately prior to the Merger, the Company filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As of the opening of the Nasdaq Capital Market on April 2, 2020, the Common Stock began trading on a Reverse Stock Split-adjusted basis. All share numbers in this Form 8-K have been adjusted to reflect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 26 shares of Common Stock held by a stockholder of the Company immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. All outstanding and unexercised warrants to purchase shares of Common Stock otherwise remain in effect pursuant to their terms, subject to adjustment to account for the Reverse Stock Split. Immediately following the Reverse Stock Split, there were approximately 549,000 shares of Common Stock outstanding prior to the Merger. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares instead are entitled to receive cash in lieu of their fractional shares.

The Reverse Stock Split had no effect on the par value of the Common Stock, or the rights and privileges of the holders of Common Stock or preferred stock, and did not affect any stockholder’s percentage ownership interest in the Company, except to the extent that it resulted in any stockholders owning a fractional share. As approved by the Company’s stockholders, the Reverse Stock Split made no corresponding adjustment with respect to the Company’s authorized capital stock.

The foregoing description of the Reverse Stock Split does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Incorporation that effected the Reverse Stock Split, which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Authorized Share Increase

On April 1, 2020, immediately prior to the Merger, the Company filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Authorized Share Increase.

The Authorized Share Increase has no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. The Board has no current plan to issue shares from the additional authorized shares provided by the Authorized Share Increase, other than pursuant to the GEM Agreement, pursuant to outstanding securities exercisable or convertible into Common Stock or pursuant to the Pre-Merger Financing (as defined below). However, any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of the Common Stock.

The foregoing description of the Authorized Share Increase does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Incorporation that effected the Authorized Share Increase, which is filed herewith as Exhibit 3.2, and incorporated herein by reference.

Name Change

On April 1, 2020, in connection with the Merger, the Company filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Name Change, which changed the Company’s name from “Chanticleer Holdings, Inc.” to “Sonnet BioTherapeutics Holdings, Inc.” The Name Change did not alter the voting powers or relative rights of the Common Stock.

On April 2, 2020, the trading symbol on the Nasdaq Capital Market for the Common Stock was changed from “BURG” to “SONN” solely to reflect the Name Change.

The foregoing description of the Name Change does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Incorporation that effected the Name Change, which is filed herewith as Exhibit 3.3, and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information set forth under “Completion of Merger” in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In accordance with the Amended Merger Agreement, on April 1, 2020, at the Effective Time, each of the directors of the Company resigned from the Board. Following such resignations and effective as of the Effective Time, the following individuals, all of whom were directors of Sonnet Sub prior to the Merger, were appointed to the Board: Pankaj Mohan Ph.D. (chairman), Albert Dyrness, Nailesh Bhatt, Raghu Rao and Donald Griffith, CPA, whose terms expire at the Company’s next annual meeting of stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Executive Officers and Directors

In accordance with the Amended Merger Agreement, on April 1, 2020, at the Effective Time, (i) Michael D. Pruitt resigned as Chief Executive Officer, Fredrick L. Glick resigned as President and Patrick Harkleroad resigned as Chief Financial Officer, and (ii) Michael D. Pruitt, Keith J. Johnson, Neil G. Kiefer, Russell J. Page, Frederick L. Glick and J. Eric Wagoner resigned from the Board and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

In accordance with the Amended Merger Agreement, on April 1, 2020, the Board appointed the following officers of the Company, effective at the Effective Time: Pankaj Mohan, Ph.D., as Chairman, President and Chief Executive Officer, John H. Cross III as Chief Financial Officer, Treasurer and Secretary, John K. Cini, Ph.D. as Chief Scientific Officer, Terence Rugg, M.D. as Chief Medical Officer and Susan Dexter as Chief Technical Officer.

Pankaj Mohan, Ph.D. (55) is the Company’s Chairman, President and Chief Executive Officer. Dr. Mohan founded Sonnet Sub in 2015 and has since served as a member of its board of directors. Dr. Mohan became the Chairman in June of 2018 and the Chief Executive Officer in January of 2019. From January 2011 to June 2018, he served as the President, Chief Executive Officer and Chairman of Oncobiologics, Inc. (Now Outlook Therapeutics, Inc. Nasdaq: OTLK), a Company that he founded in 2011. Previously, Dr. Mohan served as head of Business Operations and Portfolio Management of Biologics Process and Product Development at Bristol-Myers Squibb Company and as a Director of Bioprocess Engineering at Genentech, Inc. Prior to that, Dr. Mohan served as a senior manager at Eli Lilly and Company. From May 1993 to April 1996, Dr. Mohan served as Assistant Professor (Lecturer/Fellow) at the Advanced Centre for Biochemical Engineering, University College London, London, United Kingdom. Dr. Mohan received a Ph.D. in Biochemical Engineering from the School of Chemical Engineering, University of Birmingham, Birmingham, United Kingdom, a masters in Financial Management from Middlesex University Business School, London, United Kingdom, an Executive Management Program (AMP) from Fuqua School of Business at Duke University and a Bachelor of Chemical Engineering from the Indian Institute of Technology in Roorkee, India. He is also an author of an industry reference book on bioprocess operations (McGraw Hill).

John H. Cross III (49) joined Sonnet Sub in May 2019 and has since served as its Chief Financial Officer and Chief Business Officer. Prior to Sonnet Sub, Mr. Cross was a Managing Director with Chardan Capital’s healthcare investment banking team from November 2015 to March 2019, where he focused on biopharmaceuticals. Prior to that, from May 2014 to June 2015, Mr. Cross served as a Director with Alere Financial Partners and from May 2011 to October 2013 as a Senior Analyst at Balyasny Asset Management. He launched his career in finance in 1999 as an associate analyst covering biotechnology on the healthcare equity research team at Hambrecht & Quist. Mr. Cross earned an M.P.H. from the Yale University School of Medicine and a B.S. in psychology from Washington & Lee University.

John K. Cini, Ph.D. (67) co-founded Sonnet Sub in 2015 and has since served as its Chief Scientific Officer, where he oversees and directs the company’s discovery and development programs. His role includes the oversight of the selection process of cancer and immune oncology targets and proof-of-concept testing. Prior to joining Sonnet Sub, he was Vice President of Discovery and Development Sciences at Oncobiologics, Inc. from January 2011 to April 2015. He has successfully advanced more than 20 novel monoclonal antibody products from discovery to IND. He is the holder of several novel product and formulation patents and applications. He has been directly involved in several successful novel biologics through early discovery research into development and manufacturing through clinical trials and commercialization. Previous positions include Executive Director at Mederex (acquired by Bristol-Myers Squibb in 2010), lead discovery scientific roles at Johnson & Johnson (Ethicon, OrthoBioTech & Pharmaceutical Research), and Bayer. Dr. Cini’s therapeutic areas of expertise in system biology include oncology, immune oncology, inflammation, osteoporosis, wound healing, surgical adhesion and cellular aging. Dr. Cini has a PhD in Biochemistry from University of North Texas.

Terence Rugg, MBChB, MMed(RT)(Natal) FFRad(T)(SA) (60) has served as Sonnet Sub’s Chief Medical Officer, in a part-time consulting role, since October 2018. He is an internationally respected oncologist with over 30 years’ experience in the development of oncology drugs at both large and small pharma companies and has been involved in the development of more 30 compounds including at least 12 different classes of anti-cancer drugs. Prior to joining Sonnet Sub, Dr. Rugg served as Vice President, BioOncology Medical Affairs at Genentech from September 2009 to March 2014. Prior to Genentech, he was Chief Medical Officer and VP-Development for SGX Pharmaceuticals from August 2006 to October 2008, Vice President and Head of US Oncology/Medical Affairs for Sanofi-Aventis from 2004 to 2006, and prior to the Sanofi acquisition of Aventis, he served as Head of Oncology, Global Medical Affairs at Aventis from 2002 to 2004. He has also held various positions at Eli Lilly and Company, Zeneca Pharmaceuticals, Ilex Oncology and British Biotech. In recent years, he has served as an independent consultant to the pharmaceutical industry. Dr. Rugg earned his medical degree from Godfrey Huggins School of Medicine from the University of Rhodesia. He is a Licentiate of the Royal Colleges of Medicine and Surgery, of Edinburgh and Glasgow and earned a Master of Medicine in Clinical Oncology and Radiotherapy at the University of Natal, South Africa. Finally, he has been admitted as a Fellow of the Faculty of Radiation Therapy of the College of Medicine of South Africa.

Susan Dexter (64) has served as Sonnet Sub’s Chief Technical Officer since May 2019, as a contract consultant. On April 1, 2020, she became a full-time employee of the Company upon the closing of the Merger. She comes to the Company with more than twenty-five years in biotechnology science, manufacturing and business development having been directly involved in three start-up companies, and multiple M&A activities. Her expertise in CMC for biologics process development ranges from cell line development, process development through commercial manufacturing. In her role as Managing Director at Latham Biopharm Group from September 2008 to present, Susan runs the Product Development service offering, managing the activities and disciplines related to pre-animal toxicology, pre-clinical tox study and CMC-related activities including IND filings, Quality oversight of cGMP activities and other related CMC supply chain activities. She came to LBG from Xcellerex, Inc., a CDMO and developer of single use technology for bioprocessing. She was Chief Business Officer at Xcellerex from April 2004 to September 2008. Prior to Xcellerex, from July 1998 to April 2004, she was VP of Business Development at The Dow Chemical Company’s CDMO, an acquisition of Collaborative BioAlliance, facilitated by Susan in 2000; and Assoc. Director of Business Development, at Celltech Biologics, purchased by Lonza Biologics, a biologics CDMO. She was at Celltech/Lonza from 1986 to July 1998. Ms. Dexter holds a double major with Honors in Immunology and Marketing from American University, Washington, D.C., and certifications from Harvard University in ‘Negotiations for Lawyers’ and ‘Finance for Non-financial Managers’. She was also Professor Emeritus at University College, London, Department of Bioengineering, teaching a credited course lecture and workshop in “Project managing biologics facility”, to graduate, Ph.D. and post-graduate professionals, from 1999 to 2006.

Appointment of Directors

In accordance with the Amended Merger Agreement, on April 1, 2020, effective at the effective time of the Merger, the following individuals were appointed to the Board as directors, in addition to Dr. Mohan:

Albert Dyrness (57) has served on Sonnet Sub’s board of directors since October 2019. Mr. Dyrness is a recognized biopharmaceutical industry expert bio-process engineering with expertise in upstream, downstream, and fill/finish processes. Since July 2019, Mr. Dyrness has been the Managing Director of ADVENT Engineering Services, Inc., a Trinity Consultants Company, which serves as its life-sciences division. In 1988, Mr. Dyrness Co-Founded ADVENT Engineering Services, Inc., an engineering consulting firm serving the energy and life sciences industries. Starting with only 4 employees in the San Francisco Bay Area, ADVENT has grown to a staff of over 130 engineers with offices in Toronto, Canada, Singapore, Raleigh, North Carolina, Portland Oregon, Boston, Massachusetts, Irvine and San Ramon, California. In 2016, Mr. Dyrness became President and Chief Technical Officer of ADVENT and guided the company to a merger with Trinity Consultants, a 700-person engineering consulting firm in 2017. He also served as a member of the board of directors of Oncobiologics, Inc. (Now Outlook Therapeutics, Inc. Nasdaq: OTLK) from December 2015 to September 2017. In 1986, Mr. Dyrness graduated from the Massachusetts Institute of Technology where he studied mechanical engineering and entrepreneurism.

Nailesh Bhatt (47) has served on Sonnet Sub’s board of directors since July 2018. Since January 2018, Mr. Bhatt has been the Chief Executive Officer and a Board Member of VGYAAN Pharmaceuticals LLC, a company focused on developing and commercializing clinically critical drugs. Prior to that, Mr. Bhatt Founded Proximare in November 2001 and is its Managing Director. Proximare is a strategic advisory firm focused exclusively on the pharmaceutical industry. He also serves as Board Member of Azurity Pharmaceuticals, Inc. since April 2018. In June 2015, Mr. Bhatt founded Proximare Lifesciences Fund. Mr. Bhatt pursued Bachelor of Arts at Boston University with major in Biology.

Raghu Rao (57) has served on Sonnet Sub’s board of directors since November 2019. Mr. Rao is a serial entrepreneur, strategic business advisor and angel investor. Mr. Rao has founded, scaled and had successful exits with several high-technology companies. In his 33-year career, Mr. Rao has advised clients on the strategy and roll-out of high-profile projects, such as USA.gov, TSA Screening Gateway, Cancer.gov and other eGovernment initiatives. As the Vistage Princeton Chair, from July 2012 to March 2017, Mr. Rao ran three high-performing peer advisory boards for middle-market CEOs and business leaders of several companies. As the Chairman & President of InfoZen from August 1995 to July 2008, Mr. Rao managed a high volume of U.S. Federal Government contracts. Mr. Rao is a 20-year Charter Member of The Indus Entrepreneurs (TiE.org) and a 5-year patron of the Indiaspora. He has held board positions at several companies including Cellix BioSciences (Jan 2016 - Jan 2017), Paper Battery Company (Jan 2009 - Dec 2018), Kovid Group (Feb 2016 - Oct 2017), WizNucleus (Jun 2010 - present) and InfoZen (Aug 1995 - Jul 2008). Mr. Rao is active in social entrepreneurship and community service. He co-founded the Hindu Jewish Coalition in December 2012 and Forum for Religious Freedom in March 2007 to preserve religious diversity worldwide. He has held non-profit board positions at the Infinity Foundation (New Jersey), Arsha Vidya Gurukulam (Pennsylvania) and the Family Services Agency (Maryland). Mr. Rao has an MBA in Finance from George Washington University (Dec 1991), an M.S. in Computer Science from Virginia Tech (Dec 1986), and a B.Tech. in Electrical Engineering from Indian Institute of Technology, Madras (June 1984).

Donald Griffith, CPA (71) has served on Sonnet Sub’s board of directors since its inception in April 2015, and was Chairman of the Sonnet Sub board from April 2015 to June 2018. Mr. Griffith has served as Sonnet Sub’s Financial Controller since January 1, 2019. Prior to being the Financial Controller, he served as Sonnet Sub’s Chief Executive Officer and Chief Financial Officer from April 2015 to December 2016. Before that, Mr. Griffith was the Chief Financial Officer, Director and Secretary of Oncobiologics Inc. (Now Outlook Therapeutics Nasdaq: OTLK) from 2011 to 2018. Mr. Griffith has over 40 years’ experience in finance and accounting and is the founder and Partner of Stolz & Griffith, LLC, a New Jersey accounting firm.

Board Committees

Effective as of the Effective Time, the Company’s audit committee was comprised of Mr. Rao, Mr. Dyrness and Mr. Bhatt (chairman), the Company’s compensation committee was comprised of Mr. Rao (chairman) and Mr. Dyrness, and the Company’s nominating committee was comprised of Mr. Rao, Mr. Dyrness (chairman) and Mr. Bhatt.

Director Compensation

In connection with the Merger, the Board approved a new director compensation policy for its non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending board and committee meetings, this policy provides for the following cash compensation:

● each non-employee director is entitled to receive an annual fee from us of $35,000;

● the chair of our audit committee will receive an annual fee from us of $15,000;

● the chair of our compensation committee will receive an annual fee from us of $10,000;

● the chair of our nominating and corporate governance committee will receive an annual fee from us of $8,000; and

● each non-chairperson member of the audit committee, the compensation committee and the nominating and corporate governance committee will receive annual fees from us of $7,500, $5,000 and $4,000, respectively.

Each non-employee director that joins the Board receives an initial option grant to purchase 0.080% of the Company’s fully-diluted outstanding Common Stock at the Effective Time, which shall vest 33% per year over three years, the first vesting date to occur on the one-year anniversary of the grant date. Each non-employee director also receives an annual option grant to purchase 0.040% of the Company’s fully-diluted outstanding Common Stock at the Effective Time, which shall vest 100% upon the earlier of the one-year anniversary of the grant date or the next annual stockholder meeting. Upon a change in control, as defined in the Company’s equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.

Sonnet Sub entered into an employment agreement with Mr. Griffith on January 1, 2019, setting forth the terms of his employment as Financial Controller. Pursuant to the employment agreement, Mr. Griffith is entitled to, among other things, (i) an annual prorated gross base salary of $150,000 and (ii) eligibility for a target bonus equal 25% of gross salary earned. The employment agreement has no specific term and constitutes an at-will employment.

Agreements with Certain Executive Officers

Sonnet Sub entered into an employment agreement with Dr. Mohan on December 31, 2018 (the “Mohan Agreement”), setting forth the terms of his employment as Chief Executive Officer, which agreement was assumed by the Company at the Effective Time. Pursuant to the employment agreement, Dr. Mohan is entitled to, among other things, (i) an annual gross base salary of $490,000 and (ii) eligibility for a bonus equal to 2.5% of gross revenue received by the Company from a strategic transaction. The employment agreement shall terminate in accordance with its terms. Pursuant to Dr. Mohan’s employment agreement, if he is terminated without “Cause” or for “Good Reason” within 2 months prior to or within 12 months following a “Change in Control”, he is entitled to (i) his base salary for 18 months, (ii) a bonus equal to his performance bonus for the year in which the termination occurs, divided by 12, and then multiplied by 18, and (iii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 18 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage. If Dr. Mohan is terminated without “Cause” or for “Good Reason” not coincident with a “Change in Control”, he is entitled to (i) his base salary for 18 months, (ii) any performance bonus for the performance year in which his termination occurs, and (iii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 18 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage.

Sonnet Sub entered into an employment agreement with Dr. Cini on January 10, 2020 (the “Cini Agreement”), setting forth the terms of his employment as Chief Scientific Officer, which agreement was assumed by the Company at the Effective Time. Pursuant to the employment agreement, Dr. Cini is entitled to, among other things, (i) an annual gross base salary of $370,000 and (ii) eligibility for a bonus equal to 0.5% of gross revenue received by the Company from a strategic transaction. The employment agreement shall terminate in accordance with its terms. Pursuant to Dr. Cini’s employment agreement, if he is terminated without “Cause” or for “Good Reason” within 2 months prior to or within 12 months following a “Change in Control”, he is entitled to (i) his base salary for 12 months and (ii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 18 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage. If Dr. Cini is terminated without “Cause” or for “Good Reason” not coincident with a “Change in Control”, he is entitled to (i) his base salary for 9 months and (ii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 12 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage.

Sonnet Sub entered into an employment agreement with Mr. Cross on January 10, 2020 (the “Cross Agreement”), setting forth the terms of his employment as Chief Financial Officer, which agreement was assumed by the Company at the Effective Time. Pursuant to the employment agreement, Mr. Cross is entitled to, among other things, (i) an annual gross base salary of $365,000 and (ii) eligibility for a performance-based cash bonus of up to 40% of the base salary, as determined by the board. The employment agreement shall terminate in accordance with its terms. Pursuant to Mr. Cross’s employment agreement, if he is terminated without “Cause” or for “Good Reason” within 2 months prior to or within 12 months following a “Change in Control”, he is entitled to (i) his base salary for 12 months, (ii) any performance bonus for the performance year in which his termination occurs, and (iii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 18 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage. If Mr. Cross is terminated without “Cause” or for “Good Reason” not coincident with a “Change in Control”, he is entitled to (i) his base salary for 9 months, (ii) any performance bonus for the performance year in which his termination occurs, and (iii) if he timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 12 months following the termination date, (b) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date he becomes ineligible for COBRA continuation coverage.

On April 1, 2020, the Company entered into an employment agreement with Ms. Dexter (the “Dexter Agreement”), setting forth the terms of her employment as Chief Technical Officer. Pursuant to the employment agreement, Ms. Dexter is entitled to, among other things, (i) an annual gross base salary of $310,000 and (ii) eligibility for a performance-based cash bonus of up to 35% of the base salary, as determined by the board. The employment agreement shall terminate in accordance with its terms. Pursuant to Ms. Dexter’s employment agreement, if she is terminated without “Cause” or for “Good Reason” within 2 months prior to or within 12 months following a “Change in Control”, she is entitled to (i) her base salary for 12 months, (ii) any performance bonus for the performance year in which her termination occurs, and (iii) if she timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 18 months following the termination date, (b) the date she becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date she becomes ineligible for COBRA continuation coverage. If Ms. Dexter is terminated without “Cause” or for “Good Reason” not coincident with a “Change in Control”, she is entitled to (i) his base salary for 9 months, (ii) any performance bonus for the performance year in which her termination occurs, and (iii) if she timely continued coverage under COBRA, payment for COBRA premiums necessary to continue coverage until the earliest of (a) 12 months following the termination date, (b) the date she becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date she becomes ineligible for COBRA continuation coverage.

The foregoing descriptions of the Mohan Agreement, the Cini Agreement, the Cross Agreement and the Dexter Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Mohan Agreement, the Cini Agreement and the Cross Agreement, respectively, which are filed herewith as Exhibits 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

Related-Party Transactions

The following is a summary of transactions since October 1, 2018 and all currently proposed transactions, to which the Company has been a participant, in which:

● the amounts exceeded or will exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year-end for the last two completed fiscal years; and

● any of its current directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Note Payable

In December 2016, Sonnet Sub issued an unsecured convertible promissory note to Princeton Kanaw LLC (the “Lender”) in exchange for cash proceeds of $1,000,000. The note had an original term of 330 days, which was subsequently extended until December 2018 and bore interest at a rate of 12% per year. The note was convertible into Sonnet Sub common stock at $1.00 per share, but also included a contingent beneficial conversion feature such that if Sonnet Sub were to issue shares of its common stock at an amount less than $1.00 per share then the conversion price would be reduced to the lower conversion price per share. During fiscal 2018, Sonnet Sub issued shares of its common stock at $0.80 per share to investors, and therefore Sonnet Sub recorded a beneficial conversion feature related to the reduction in conversion price of $250,000 as a debt discount. The beneficial conversion feature represented the difference between the estimated fair value of Sonnet Sub’s common stock at the original debt issuance date and the adjusted conversion price. In December 2018, the promissory note was converted into 1,250,000 shares of Sonnet Sub common stock. Sonnet Sub recognized interest expense of $116,233 and $283,767 during the years ended September 30, 2019 and 2018, of which $86,233 and $163,767 related to the amortization of the debt discount, respectively.

In March 2017, Sonnet Sub issued an additional unsecured convertible promissory note to the Lender in exchange for cash proceeds of $400,000. The note was guaranteed by the Dr. Mohan, the Company’s Chairman, President and Chief Executive Officer. The note had an original term of 330 days, which was subsequently extended until December 2018 and bore interest at a rate of 18% per year. As of September 30, 2018, the outstanding balance of the note was $390,000. Sonnet Sub recognized interest expense of $44,136 and $71,250 during the years ended September 30, 2019 and 2018, respectively. Sonnet Sub repaid the remaining outstanding principal balance in December 2018.

Other Related Party Notes

During the years ended September 30, 2019 and 2018, Sonnet Sub issued other unsecured notes payable to various related parties, including Dr. Mohan, Donald J. Griffith, and John K. Cini, resulting in cash proceeds of $338,493 and $184,300, respectively. These notes are payable on demand and payments of $274,554 and $71,040 were made during the year ended September 30, 2019 and 2018, respectively. The interest on these notes was de minimis during each of those fiscal years.

In December 2018, Sonnet Sub issued 275,000 shares of its common stock to settle $220,000 of related party notes.

The total amount of related party notes outstanding was $217,380 and $573,441 at September 30, 2019 and 2018, respectively.

Sonnet BioTherapeutics Holdings, Inc. 2020 Omnibus Equity Incentive Plan

On April 1, 2020, Sonnet BioTherapeutics Holdings, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) became effective. The Company’s stockholders approved the 2020 Plan at the Special Meeting, and reserved a total of 653,846 shares of Common Stock for issuance thereunder. The general purpose of the 2020 Plan is to provide a means whereby eligible employees, officers, non-employee directors, consultants, advisors and other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders of the Company. The 2020 Incentive Plan provides for options to purchase shares of common stock, stock appreciation rights restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards. Employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary will be eligible for granted under the 2020 Plan.

The terms and conditions of the 2020 Plan are described in the section entitled “Chanticleer Proposal No. 4 (Plan Proposal): To Approve the Sonnet BioTherapeutics Holdings, Inc. 2020 Omnibus Equity Incentive Plan and to Authorize for Issuance 17,000,000 Shares of Common Stock Thereunder” in the Company’s prospectus/definitive proxy statement filed with the SEC on February 11, 2020 (the “Proxy Statement/Prospectus”). The foregoing description of the 2020 Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2020 Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.8 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The Company’s current fiscal year end is December 31 of each year. The Company intends to consider changing its fiscal year end to Sonnet Sub’s fiscal year end of September 30.

Item 8.01 Other Events.

Business Update

As a result of the Merger and the Spin-Off, the Company is a clinical-stage biopharmaceutical company with a proprietary technology for developing novel biologic medicines we refer to as FHAB™ (Fully Human Albumin Binding). FHAB utilizes a fully human single chain antibody fragment (scFv) linked to either one or two therapeutic molecules capable of affecting single- or bi-specific mechanisms of action. The FHAB construct contains a domain that is designed to bind to and “hitch hike” on human serum albumin (HSA) for transport to tumors and sites of inflammation. This design potentiates drug accumulation in target tissues and extension of the duration of therapeutic activity in the body. FHAB development candidates are produced in a mammalian cell culture, which enables glycosylation, thereby reducing the risk of immunogenicity. Our pipeline includes cytokine-based immuno-oncology products and we believe our FHAB technology is well suited for future drug development across a range of human disease areas, including autoimmune, inflammatory, and hematological conditions.

Our current internal pipeline development activities are focused on cytokines, a class of cell signaling peptides that, among other important functions, serve as immunomodulatory agents with potent anti-cancer properties. Working both independently and synergistically, specific cytokines – interleukins - have shown the ability to modulate the activation and maturation of immune cells that fight cancer. However, because they do not preferentially accumulate at tumor sites and are quickly eliminated from the body, the conventional approach to achieving a treatment effect with cytokine therapy typically requires the administration of high and frequent doses. This results in low therapeutic efficacy accompanied by the potential for systemic toxicity, which poses challenges to the therapeutic application of this class of drugs in the cancer setting. We believe our FHAB technology offers a potential solution to this problem based on an in vivo study in a mouse melanoma model where FHAB significantly improved efficacy versus interleukin by itself due to targeted tumor accumulation and an enhanced therapeutic half-life.

We have a pipeline of therapeutic compounds focused on oncology indications of high unmet medical need.

● SON-080, our lead product candidate, is a fully human version of low dose Interleukin-6 (IL-6) that has successfully completed Phase I clinical trials and, during 2020, we expect to advance to a pilot efficacy Phase II study in patients with chemotherapy-induced peripheral neuropathy (CIPN), a common side effect of antineoplastic cancer regimens. We will also explore the development of low-dose IL-6 in diabetic peripheral neuropathy (DPN) through our SON-081 program, which will include a Phase Ib clinical trial as a next step.

● SON-1010 (IL12- FHAB), our most advanced FHAB-derived compound, utilizes a fully human version of Interleukin-12 (IL-12) linked to FHAB. This compound is being developed for undisclosed solid tumor indications and is expected to enter a Phase I clinical trial in late 2020 or early 2021.

● SON-1210 (IL15- FHAB-IL12), our first bi-specific construct, combines FHAB with IL-12 and fully human Interleukin-15 (IL-15). This compound is also being developed for undisclosed solid tumor indications and is expected to enter a Phase I clinical trial in 2021.

In our discovery pipeline, we are investigating:

● SON-2014 (GMcSF- FHAB-IL18), a bi-specific combination of Granulocyte-Macrophage Colony Stimulating Factor (GM-CSF) and Interleukin-18 (IL-18) for undisclosed cancers; and

● SON-3015 (anti-IL6- FHAB-anti-TGFβ), a bi-specific combination of anti-IL6 and anti-Tumor Growth Factor Beta for tumor and bone metastases.

Sonnet Sub Private Placement Transaction

On April 1, 2020, the Company and Sonnet Sub completed a previously announced private placement transaction with certain accredited investors for an aggregate purchase price of approximately $19.0 million (comprised of (I) a $4 million credit from Sonnet Sub and the Company to Chardan Capital Markets, LLC (“Chardan”), in lieu of certain transaction fees otherwise owed to Chardan, and (II) $15 million in cash from the other Investors (as defined below), subject to the offset amount described below) whereby, among other things, Sonnet Sub issued to the Investors shares of Sonnet Sub common stock immediately prior to the Merger (the “Pre-Merger Financing”), pursuant to the Securities Purchase Agreement (the “Financing Purchase Agreement”), made and entered into as February 7, 2020, by and among the Company, Sonnet Sub and the institutional investors party thereto (the “Investors”).

At the closing of the Pre-Merger Financing, (i) Sonnet Sub issued and sold to the Investors shares of Sonnet Sub’s common stock (the “Initial Shares” and, as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 1,076,000 shares of Common Stock, the “Converted Initial Shares”), and (ii) Sonnet Sub deposited additional shares of Sonnet Sub’s common stock (as converted pursuant to the Exchange Ratio in the Merger into the right to receive approximately 1,076,000 shares of Common Stock, the “Converted Additional Shares”) into escrow for the benefit of the Investors if 85% of the average of the three lowest volume-weighted average trading prices of a share of Common Stock as quoted on the Nasdaq Capital Market during the first ten trading days immediately following the closing date of the Pre-Merger Financing is lower than the effective price per share paid by the Investors for the Converted Initial Shares, which was approximately $17.66 per share.

In addition, under the Financing Purchase Agreement the Company has agreed to issue on the tenth trading day following the consummation of the Merger (i) Series A Warrants to purchase Common Stock (the “Series A Warrants”) and (ii) Series B Warrants to purchase Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Investor Warrants”).

The terms and conditions of the Pre-Merger Financing, including the Investor Warrants, are described in the section entitled “Agreements Related to the Merger—Pre-Merger Financing” in the Proxy Statement/Prospectus. The form of the Investor Warrants is incorporated by reference to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Redemption of Series 1 Preferred Units

In connection with and prior to the Merger, all outstanding Series 1 Preferred Units, comprised of shares of the Company’s 9% Redeemable Series 1 Preferred Stock and warrants to purchase Common Stock, were redeemed and extinguished for their cash redemption price of $13.50 per unit.

Settlement of 8% Debentures

In connection with and prior to the Merger and Spin-Off, pursuant to an agreement among Amergent, Oz Rey LLC, a Texas limited liability company, the Company and certain other purchasers, the Company was released from all of its obligations under its 8% non-convertible secured debentures issued in May 2017, and the debentures were cancelled. In exchange, Amergent (i) issued 10% convertible secured debentures in an aggregate principal amount of $4,000,000 to the purchasers under the agreement, (ii) issued warrants to purchase common stock of Amergent to certain of the purchasers, and (iii) remitted payment of $2,000,000 plus reimbursement of certain expenses to the purchasers.

Exchange and Cancellation of Series 2 Preferred Stock

In connection with the Merger, all outstanding shares of the Company’s Series 2 Convertible Preferred Stock were automatically cancelled and exchanged for substantially similar shares of preferred stock in Amergent.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Sonnet Sub’s unaudited interim financial statements for the three months ended December 31, 2019, and the notes related thereto, filed herewith and attached hereto as Exhibit 99.2, are incorporated herein by reference.

Sonnet Sub’s audited financial statements for the years ended September 30, 2019, and the notes related thereto, filed herewith and attached hereto as Exhibit 99.3, are incorporated herein by reference.

Relief Therapeutics Holding SA’s audited financial statements for the years ended December 31, 2019, and the notes related thereto, filed herewith and attached hereto as Exhibit 99.4, are incorporated herein by reference.

(b) Pro Forma Financial Information

The Company’s unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2019 and the notes related thereto, filed herewith and attached hereto as Exhibit 99.5, are incorporated herein by reference.

The Company’s unaudited pro forma condensed consolidated financial statements for the three months ended December 31, 2019 and for the year ended September 30, 2019, and the notes related thereto, filed herewith and attached hereto as Exhibit 99.6, are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated October 10, 2019, by and among the Company, Sonnet Sub. and Merger Sub (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on October 11, 2019, and incorporated herein by reference)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated February 7, 2020, by and among the Company, Sonnet Sub and Merger Sub (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on February 7, 2020, and incorporated herein by reference)

3.1	Amendment to Certificate of Incorporation of the Company related to the Reverse Stock Split

3.2	Amendment to Certificate of Incorporation of the Company related to the Authorized Share Increase

3.3	Amendment to Certificate of Incorporation of the Company related to the Name Change

4.1	Spin-Off Entity Warrant, dated April 1, 2020

4.2	Form of Series A/B Warrants (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

10.1	Common Stock Purchase Agreement, between GEM Global Yield Fund LLC SCS and Sonnet BioTherapeutics, Inc., dated August 6, 2019 (incorporated by reference to Exhibit 10.54 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

10.2	Amendment to Common Stock Purchase Agreement, between GEM Global Yield Fund LLC SCS and Sonnet BioTherapeutics, Inc., dated September 25, 2019 (incorporated by reference to Exhibit 10.55 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

10.3	Side Letter and Amendment No. 2 to Common Stock Purchase Agreement, between GEM Global Yield Fund LLC SCS, Sonnet BioTherapeutics, Inc. and Chanticleer Holdings, Inc., dated February 7, 2020 (incorporated by reference to Exhibit 10.60 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

10.4	Employment Agreement, between Pankaj Mohan and Sonnet BioTherapeutics, Inc., dated December 31, 2018 (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

10.5	Employment Agreement, between John Cini and Sonnet BioTherapeutics, Inc., dated January 10, 2020 (incorporated by reference to Exhibit 10.58 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

10.6	Employment Agreement, between Jay Cross and Sonnet BioTherapeutics, Inc., dated January 10, 2020 (incorporated by reference to Exhibit 10.57 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 7, 2020)

10.7	Employment Agreement, between Susan Dexter and the Company, dated April 1, 2020

10.8	Sonnet BioTherapeutics Holdings, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference from Annex D to the Company’s prospectus/definitive proxy statement as filed on February 11, 2020, and incorporated herein by reference)

23.1	Consent of KPMG, Independent Registered Public Accounting Firm

23.2	Consent of Mazars SA, Independent Public Accounting Firm

99.1	Press Release dated April 1, 2020

99.2	The unaudited interim financial statements of Sonnet Sub for the three months ended December 31, 2019, and the notes related thereto.

99.3	Sonnet BioTherapeutics, Inc. audited condensed financial statements for the years ended September 30, 2019 and 2018, and the notes related thereto.

99.4	Relief Therapeutics Holding SA’s audited condensed financial statements for the years ended December 31, 2019, and the notes related thereto.

99.5	The Unaudited pro forma condensed consolidated financial statements for

99.6	The Unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2019, and the notes related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.
a Delaware corporation
(Registrant)

Date: April 2, 2020	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer